As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-166195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SQN ALTERNATIVE INVESTMENT FUND III L.P.

(Exact name of registrant as specified in its charter)

Delaware	7359	27-2173346
(State or other jurisdi ction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 William Street, 26th Floor

New York, New York 10038

(212) 422-2166

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeremiah J. Silkowski

 President & Chief Executive Officer

SQN Capital Management, LLC

 110 William Street, 26th Floor

New York, New York 10038

 (212) 422-2166

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a copy to:

John J. Leonti, Esq.

 John T. Bradley, Esq.

Troutman Sanders LLP

 5 Park Plaza, Suite 1400

Irvine, California 92614

 (949) 622-2700

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE: Not applicable.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement (333-166195), effective as of the date and time that this post-effective amendment no. 3 is declared effective, the registrant hereby deregisters such limited partnership interests that were registered on the registration statement but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 21, 2013.

SQN ALTERNATIVE INVESTMENT FUND III L.P.
By:	SQN AIF III GP, LLC,
its General Partner

/s/ JEREMIAH J. SILKOWSKI
Name: Jeremiah J. Silkowski
Title: President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Name	Title(s)	Date
/s/ JEREMIAH J. SILKOWSKI	President & Chief Executive Officer (principal executive officer)	May 21, 2013
Jeremiah J. Silkowski

/s/ DAVID C. WRIGHT	Chief Financial Officer (principal financial and accounting officer)	May 21, 2013
David C. Wright